EX-99.906CERT
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Jeffry H. King, Sr. Chief Executive Officer and Treasurer of Quaker Investment Trust (the “Registrant”), certify to the best of my knowledge that:
     1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

/s/ Jeffry H. King. Sr.
By: Jeffry H. King, Sr.
Title: Chief Executive Officer and Treasurer
Date: February 21, 2006
This certification is being furnished to the Securities and Exchange Commission
(the “Commission”) pursuant to Rule 30a-2(b) under the Investment Company Act of
1940, as amended, and 18 U.S.C. ss.1350 and is not being filed as part of the
Form N-CSR with the Commission.